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                                                                    Exhibit 10.2

Amendment dated February 15, 2001 to Healtheon/WebMD Media Services Agreement dated January 26, 2000 among Registrant, Eastrise Profits Limited and Fox Entertainment Group, Inc.
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                    AMENDMENT TO THE MEDIA SERVICES AGREEMENT

         THIS AMENDMENT (the "AMENDMENT"), dated as of February 15, 2001, is made and entered into by and among WebMD Corporation, a Delaware corporation (the "COMPANY"), Fox Entertainment Group, Inc., a Delaware corporation ("FEG"), and Eastrise Profits Limited, an international business company incorporated under the laws of the British Virgin Islands ("STAR") which is controlled by The News Corporation Limited, a South Australia, Australia corporation ("NEWS CORP," and together with FEG and Star, the "NEWS PARTIES").

         WHEREAS, as of the date hereof, the Company and certain of its affiliates, and News Corp, FEG and certain of their affiliates, have entered into that certain Domestic Assignment Agreement, whereby the parties thereto have agreed to modify or terminate certain agreements to which they are parties; and

         WHEREAS, the parties hereto desire to amend that certain
Healtheon/WebMD Media Services Agreement, dated as of January 26, 2000, by and among WebMD and the News Parties (the "MEDIA SERVICES AGREEMENT").

         NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

I. Capitalized terms used in this Amendment shall have the meanings ascribed to them in the Media Services Agreement except as otherwise set forth herein.

II. Effective as of the date hereof, the Media Services Agreement shall be amended as follows:

         1. The "Effective Period" shall commence on January 1, 2001 and expire on August 31, 2010.

         2.       Section 2.1 shall be amended as follows:

                  a) The first sentence shall be amended by deleting the number "$240 million" and by substituting "$190 million" in lieu thereof;

                  b) Schedule 1 to Section 2.1 shall be amended by deleting it in its entirety and replacing it with the new Schedule 1 attached hereto;

                  c) The following shall be added at the end of Section 2.1: "Anything herein to the contrary notwithstanding: (a) to the extent that the Company does not utilize the dollar amount of Advertising Services to be provided to the Company during any television broadcast season as set forth on
Schedule 1 (as amended), the Company shall have the right to carry over, and the News Parties and their Controlled Affiliates shall be obligated to provide, an aggregate amount of up to 25% of such Advertising Services to be provided to and in the next broadcast season, provided that such carryover right shall be limited to the next broadcast season only (in other words, the carry over shall not continue to accumulate beyond the next broadcast season), and provided, further that there shall be no carryover past the end of the term, August 31, 2010; (b) the News Parties acknowledge that the Company intends to use the Advertising Services to
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co-promote its products and services along with the products and services of the
Company's client base, and the Advertising Services may be used for such co-promotion in a manner which features the products and services of the Company's client base so long as the advertisements are designed in a manner that also promotes the Company's products and services and identifies the Company."

         3. Section 3.1 shall be amended as follows: (a) by deleting the number "$160 million" and by substituting the number "$15 million" in lieu thereof; (b) by deleting the last sentence of Section 3.1 and by deleting
Schedule 3; (c) by inserting the following sentences at the end of Section 3.1:
"The Promotional Services shall be provided to the Company during the period from January 1, 2001 through August 31, 2004 with the amount of such services to be provided during each television broadcast season to be determined by the Company (which shall have no obligation to spread its request for such services over such period).

         4. Section 3.3 shall be deleted in its entirety and, notwithstanding any provision contained in the Media Services Agreement or any co-production agreements entered into pursuant to Section 3.3 to the contrary, no party thereto shall have any further rights or obligations with respect to
Section 3.3 or any such co-production agreement or be required from and after the date hereof to take, or refrain from taking, any action whatsoever pursuant thereto.

         5. The first sentence of Section 3.5 shall be deleted with the following substituted in lieu thereof: "The News Parties agree that they will provide at least the Inherent Market Value of Promotional Services to the Company set forth in Section 3.1 at the times and in the amounts reasonably requested by the Company hereunder."

         6. All references to Schedule 4 shall be amended to be references to Schedule 3.

         7.       Section 9.11 shall be deleted in its entirety.

III. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its principles of conflicts of laws.

IV. Except as set forth herein, the Media Services Agreement shall remain in full force and effect.
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         IN WITNESS WHEREOF, each of the parties hereto have caused this
Amendment to the Media Services Agreement to be signed on its behalf by its duly authorized officers, all as of the day and year first above written.

                                    WEBMD CORPORATION


                                    By: /s/ K. Robert Draughon
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                                       Name: K. Robert Draughon
                                       Title: Executive Vice President

                                    FOX ENTERTAINMENT GROUP, INC.


                                    By: /s/ Lawrence A. Jacobs
                                       -------------------------------
                                       Name: Lawrence A. Jacobs
                                       Title: Sr. Vice President

                                    EASTRISE PROFITS LIMITED


                                    By: /s/ Lawrence A. Jacobs
                                       -------------------------------
                                       Name: Lawrence A. Jacobs
                                       Title: Sr. Vice President